Exhibit 99.2

Surge Components, Inc. Announces Fiscal First Quarter 2019 Results

Robust Sales Volume Drives 20.4% year-over-year Increase in

Net Sales

Continued Focus on High Margin Customers Deliver 28.1% year-over-year Increase in Gross Profit

Gross Profit Margins Strengthen to 27.6%

Company Remains Focused on Driving Profitable Expansion and Growth Across Segments and Geographies

Financial Highlights for the Fiscal First Quarter Ended February 28, 2019

●	Net sales of $8.4 million, a 20.4% year-over-year increase driven by robust sales to new and existing customers
●	Gross profit of $2.3 million, a 28.1% year-over-year increase, driven by growth in sales volumes and higher profit margin product sales
●	Gross profit margin of 27.6%, compared to 26.0% in the prior-year period
●	Net income available to common shareholders of $691,297; EPS of $0.13

Operational Highlights

●	Successful growth in new customer acquisition, driving sales growth across business lines
●	Engineering teams in Challenge business continuing to actively develop pipeline of innovative new product lines to support continued customer sales growth
●	Patent pending new pinpoint alarm in Company’s Challenge division begins market testing with Company’s client base
●	Continue to build robust, global sales force; Actively training new sales teams in Brazil following launch of new sales program

DEER PARK, N.Y. (April 15, 2019) – Surge Components, Inc. (“Surge” or “the Company”) (OTC Pink: SPRS), a leading supplier of capacitors, discrete semi-conductors and audible/sounding devices, today announced financial results for the fiscal first quarter ended February 28, 2019.

Ira Levy, President and Chief Executive Officer of Surge, said, “Surge is off to an excellent start to 2019. We delivered year-over-year growth in net sales of 20.4% and a 28.1% increase in gross profit in the first quarter. Driven by a strong sales pipeline of more profitable customers, we also generated a 27.6% gross profit margin.

Our performance in the first quarter illustrates our ongoing commitment to maximizing profitability on a global scale. Through smart investments in new resources, products and capabilities we are positioning Surge for continued growth as a leading supplier of electronic products and components. As part of this effort, we continued to strengthen our international footprint in the quarter. Following the launch of a new sales program in Brazil, we are now actively training local sales teams in the region and expect to see more activity out of this market in the coming year. In addition, we have also shifted some customer deliveries directly to Hong Kong in 2019. This has helped to mitigate the impact of tariffs while also strengthening our global position and our capabilities and services to our global customer base.

In our Challenge division, we began market testing our new patent pending pinpoint alarm system in earnest. We are excited for the prospects around this new product and believe it will be well received by our customer base. Our internal engineering teams are also continuing to actively develop a pipeline of new and innovative product lines to drive global customer acquisition and ongoing sales growth.

We are extremely encouraged by our performance to date and remain confident that we have the right resources and strategy in place to compete and drive maximum efficiency in our business. We will continue to take a thoughtful and deliberate approach to growth to ensure we create the most value for our shareholders over the long term.”

Results of Operations for the Three Months Ended February 28, 2019

Net sales for the three months ended February 28, 2019 increased by 20.4% to $8.4 million, as compared to net sales of $7.0 million for the three months ended February 28, 2018. The increase in net sales for the three month period is primarily attributable to an increase in business with new customers as well as additional business with existing customers.

Gross profit for the three months ended February 28, 2019 increased by 28.1% to $2.3 million, as compared to $1.8 million for the three months ended February 28, 2018. Gross profit margin as a percentage of net sales increased to 27.6% for the three months ended February 28, 2019, as compared to 26.0% in the three months ended February 28, 2018. The increase in gross profit and gross profit margin for the three month period is primarily attributable to sales volume growth as well as certain products being sold at a higher profit margin. Gross profit margin in the three months ended February 28, 2018 was impacted by a more competitive pricing and rebate strategy with Electronics Manufacturing Service subcontractors. During the three months ended February 28, 2019, the Company was also impacted by tariff costs on certain products imported from China, which went into effect as of July 6, 2018. The Company has been able to pass along a portion of these costs to its customers. The Company is also moving some customer deliveries directly to Hong Kong in order to mitigate some of these costs. In the first half of 2019, the Company expects the effects of the tariffs to be similar to the second half of 2018.

Selling and shipping expenses for the three months ended February 28, 2019 increased 4.0% to $642,896, as compared to $618,421 in the three months ended February 28, 2018. The increase in selling and shipping expenses for the three month period was primarily attributable to increased sales and thus, increases in selling expenses such as salesman compensation, and freight out expenses, offset by a decrease in commission and travel expenses.

General and administrative expenses for the three months ended February 28, 2019 decreased 1.0% to $1.08 million, as compared to $1.09 million for the three months ended February 28, 2018. The decline in general and administrative expenses for the three month period is due to decreases in computer expenses, professional fees and payroll expenses, offset by increases in rent, office, temporary help and stock promotion expenses.

Net income available to common shareholders for the three months ended February 28, 2019 was $691,297, as compared to a net income available to common shareholders of $33,057 for the three months ended February 28, 2018. Net income per share available to common shareholders for the three months ended February 28, 2019 was $0.13, as compared to net income per share available to common shareholders of $0.01 for the three months ended February 28, 2018.

This press release should be read in conjunction with the consolidated financial statements included in the Company’s most recent quarterly report on Form 10-Q, which can be found at www.surgecomponents.com and at www.sec.gov.

Conference Call

Surge will host a conference call with investors on Tuesday, April 16, 2019 at 9:00 am ET.

To access the call please dial (866) 996-4414 from the United States, or (470) 495-0878 from outside the U.S. The conference call I.D. number is 2589726. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through April 26, 2019 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 2589726.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors” in our Annual Report on Form 10-K. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update any forward-looking statements for events or circumstances occurring after the date of this press release, except as required by law.

Investor Contacts:

Sloane & Company

Erica Bartsch, ebartsch@sloanepr.com

212-486-9500

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